UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

CLEANCORE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2026, CleanCore Solutions, Inc., a Nevada corporation (the “Company” or “ZONE”), entered into (i) a Contribution Agreement (the “Contribution Agreement”), (ii) a Limited Liability Company Agreement (the “LLC Agreement”), (iii) a Development Services Agreement (the “DSA”), and (iv) a Software License Agreement (the “License Agreement” and, together with the Contribution Agreement, the LLC Agreement, and the DSA, the “Transaction Documents”) with a Delaware corporation (“PartnerCo”), Monarch SPV HoldCo LLC, a Delaware limited liability company (the “JV Company”), and Monarch Data Operations, LLC, a Delaware limited liability company and wholly owned subsidiary of the JV Company (“OpCo”), to form and capitalize a joint venture for the purpose of financing, developing, constructing, commissioning, owning, operating, and commercializing an approximately 55 MW data center facility located in Minnesota (the “Project”), including a baseline 40 MW compute lease deployment under a pre-existing colocation services agreement between OpCo and Cerebras Systems Inc. (“Cerebras”). The key economic and governance terms are summarized below.

Colocation Services Agreement. In connection with the Project, OpCo is party to a 10-year Colocation Services Agreement with Cerebras, pursuant to which OpCo will provide Cerebras with colocation services with respect to the baseline 40 MW of critical IT load, with the data center campus designed to Tier 3 standards and 100% pre-leased to Cerebras (the “Colocation Services Agreement”). The initial 10-year term of the Colocation Services Agreement has an estimated contract value of approximately $800,000,000, and Cerebras holds two additional 10-year renewal options that, if exercised, would bring the aggregate potential contract value under the Colocation Services Agreement to more than $3,000,000,000. As of the date of this Current Report, approximately 20 MW of the Project’s utility power capacity is already energized, supporting an initial 15 MW of critical IT load, with the Project’s remaining capacity expected to come online, and associated revenue expected to commence, in the first quarter of 2027.

Capital Structure. The Company holds a 79% ownership interest in the JV Company (a “Percentage Interest”) as the majority equity holder and capital partner, and PartnerCo holds a 21% Percentage Interest as the minority equity holder and development/operating/execution partner (the “Development Partner”). The Company’s initial contribution is cash. PartnerCo’s initial contribution consists of the assignment and contribution of Project assets and rights, development services (under the DSA), and the software license (under the License Agreement), with no obligation to make further capital contributions.

●	Equity Consideration. The Company will issue $1,000,000 of ZONE common stock to PartnerCo (or its designated recipients) (the “Upfront Stock”), calculated based on the 10-day trailing VWAP preceding the date of issuance, with issuance conditioned on satisfaction of certain post-closing conveyance and assignment covenants under the Contribution Agreement. PartnerCo will receive customary demand and piggyback registration rights with respect to the Upfront Stock and has agreed not to transfer the Upfront Stock for six months following its issuance.

●	Development Partner Compensation. Under the DSA, PartnerCo (as Development Partner) is entitled to: (a) a Milestone Participation of $4,800,000, payable in cash in 20 equal monthly installments of $240,000; (b) a Capex Management Bonus equal to 20% (if actual capex to achieve the Baseline Delivery Standard is 91% to 96.5% of a $440,000,000 capex target (the “Capex Target”), which is separate from, and lower than, the Project’s $479,000,000 approved budget) or 30% (if actual capex is below 91% of the Capex Target) of the savings versus the Capex Target upon achieving the Baseline Delivery Standard (as defined in the DSA); and (c) an Early Delivery Bonus of up to $1,500,000 (the “Early Delivery Bonus”) (calculated at $37,500 per MW for early-delivered service orders). This compensation is in addition to, and does not duplicate, PartnerCo’s distributions as holder of a 21% Percentage Interest.

Additional Capital. The LLC Agreement contemplates that the Company will fund an initial capital commitment of $250,000,000 and an additional capital commitment of $250,000,000 (aggregate committed capital of up to $500,000,000), called on an as-needed basis per an agreed funding schedule (the “Funding Schedule”) from July 2026 through February 2027. The initial approved budget for the Project is $479,000,000. Under the Contribution Agreement, ZONE’s $40,000,000 Initial Capital Contribution is to be deposited in two installments: $25,000,000 on the Closing Date for pre-approved capital expenditures, and up to an additional $15,000,000, based on applicable budgetary needs, no later than four business days after the Closing Date. The Company’s sole exposure for a funding shortfall is dilution (via several different mechanisms, as set forth in the LLC Agreement), and no party may seek damages or compel funding from the Company.

Governance. The JV Company is managed by a five-member board of managers (the “Board”). The Company designates three managers and PartnerCo designates two, reflecting the Company’s majority ownership (subject to rebalancing if the Company’s interest falls below 51%). Enumerated major decisions specified in the LLC Agreement (including budget and Funding Schedule changes, material contract actions, incurrence of indebtedness, issuance of equity, asset sales, related-party transactions, and IP licenses or transfers) require PartnerCo’s written consent notwithstanding the Company’s majority board control. PartnerCo serves as Development Partner for the Project under the DSA, subject to Board oversight, negative covenants, and termination-for-cause provisions.

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Distributions. Available cash of the JV Company (“Available Cash”) is first distributed 93% to the Company and 7% to PartnerCo until the Company has received cumulative distributions equal to the “ZONE Priority Return” (comprising certain specified transaction-related payment amounts and credits, less any earned Early Delivery Bonus, each as defined in the LLC Agreement), and thereafter is distributed to the members pro rata based on their respective Percentage Interests, in each case at times and in amounts as the Board determines, following completion of the Project. Quarterly tax distributions are made based on each member’s allocable share of estimated taxable income. Mandatory distributions of Available Cash in excess of $10,000,000 are made quarterly (subject to Board-approved reserves).

Software License. Under the License Agreement, PartnerCo retains 100% ownership of its proprietary energy optimization software but grants OpCo an irrevocable, non-exclusive, royalty-free license to use it for the Project, granted as consideration for PartnerCo’s membership interest and the Upfront Stock (i.e., no separate license fee).

Transfer Restrictions. Members are subject to transfer restrictions, a right of first offer before any third-party sale, tag-along rights for PartnerCo if the Company sells to a third party, and drag-along rights for the Company (subject to PartnerCo protections, including an independent fairness opinion requirement or expiration of a 12-month post-stabilization lock-up period (the “Lock-Up Period”)). PartnerCo has a post-stabilization transfer right allowing it to transfer its interest after the Lock-Up Period, subject to the Company’s approval based on objective creditworthiness and continuity criteria.

The foregoing descriptions of the Colocation Services Agreement, Contribution Agreement, the LLC Agreement, the DSA, and the License Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. Copies of the Colocation Services Agreement, Contribution Agreement, the LLC Agreement, the DSA, and the License Agreement will not be filed as exhibits to this Current Report on Form 8-K, but will instead be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter in which such agreements were entered into, and will be incorporated herein by reference upon such filing.

Item 8.01 Other Events.

On July 29, 2026, the Company issued a press release announcing (i) the entry into the Colocation Services Agreement with Cerebras and (ii) the formation of the joint venture and entry into the Transaction Documents, all as described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the anticipated benefits, timing, and completion of the transactions described herein, anticipated capital contributions and commitments, and the expected financial and operational results of the joint venture. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ include, among others: the ability of the parties to satisfy closing conditions; the ability to obtain necessary governmental and third-party approvals; capital contribution and commitment risk; construction, development, and permitting risks; data center market conditions and tenant demand; utility and interconnection delays; the availability and cost of financing; changes in laws, regulations, or government policies; and other factors described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2026	CLEANCORE SOLUTIONS, INC.

/s/ Tyler Hassen
Name: Tyler Hassen Title: Chief Executive Officer

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